                                                                 Exhibit (g)(21)

                                    AMENDMENT

    to the Automatic and Facultative Reinsurance Agreement (the "Agreement")
                        effective April 29, 1999, between

              IDS LIFE INSURANCE COMPANY of Minneapolis, Minnesota
                  (hereinafter referred to as "CEDING COMPANY")

                                       and

    [NAME OF REINSURANCE COMPANY] of [city and state of reinsurance company]
                    (hereinafter referred to as "REINSURER")

                   THIS AMENDMENT IS EFFECTIVE JANUARY 1, 2001


1. Schedule B, Reinsurance Premiums - Yearly Renewable Term Basis is hereby revised and replaced with the attached Schedule B, Reinsurance Premiums - Yearly Renewable Term Basis (Effective January 1, 2001), which shows revised allowances applicable to base policies and Other Insured Riders with issue dates on or after January 1, 2001. This Amendment does not revise the ALB Annual Cost of Insurance Rates attached as part of Schedule B.

2. All provisions of the Agreement not specifically modified herein remain unchanged.

In witness of the above, CEDING COMPANY and REINSURER have by their respective officers executed and delivered this Amendment in duplicate on the dates indicated below.

IDS LIFE
INSURANCE COMPANY                            [NAME OF REINSURANCE COMPANY]


By:     /s/ Kevin E. Palmer                  By:  [signature]
        ---------------------------                ----------------------------
Title:  Reinsurance Actuary                  Title: [title]
Date:   11/13/2000                           Date:  December 1, 2000


By:     /s/ Timothy V. Bechtold              By:  [signature]
        ---------------------------                ----------------------------
Title:  EUP - Risk Management Products       Title: [title]
Date:   11/13/2000                           Date:  December 1, 2000


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                                   SCHEDULE B

               REINSURANCE PREMIUMS - YEARLY RENEWABLE TERM BASIS
                           (EFFECTIVE JANUARY 1, 2001)

1.    LIFE INSURANCE:

      a. For base policies and Other Insured Riders with issue dates before January 1, 2001, the standard annual reinsurance premium rates per $1000 of Reinsurance Risk Amount are the net of the ALB Annual Cost of Insurance (COI) rates attached to this Schedule B and the following allowances:

            First $10 Million of Specified Amount
            ------------------------------------------------------------------
              Years       Preferred         Std Non-Tobacco        Tobacco
            ------------------------------------------------------------------
                1        [percentage]        [percentage]        [percentage]
            ------------------------------------------------------------------
                2+       [percentage]        [percentage]        [percentage]
            ------------------------------------------------------------------

            Specified Amount in Excess of $10 Million
            ------------------------------------------------------------------
              Years        Preferred       Std Non-Tobacco        Tobacco
            ------------------------------------------------------------------
                1         [percentage]      [percentage]        [percentage]
            ------------------------------------------------------------------
                2+        [percentage]      [percentage]        [percentage]
            ------------------------------------------------------------------

      b. For base policies and Other Insured Riders with issue dates on or after January 1, 2001, the standard annual reinsurance premium rates per $1000 of Reinsurance Risk Amount are the net of the ALB Annual Cost of Insurance (COI) rates attached to this Schedule B and the following allowances:

            First $10 Million of Specified Amount
            --------------------------------------------------------------------
              Years       Preferred        Std Non-Tobacco        Tobacco
            --------------------------------------------------------------------
               1-10      [percentage]       [percentage]        [percentage]
            --------------------------------------------------------------------
               11+       [percentage]       [percentage]        [percentage]
            --------------------------------------------------------------------

            Specified Amount in Excess of $10 Million
            --------------------------------------------------------------------
              Years       Preferred        Std Non-Tobacco        Tobacco
            --------------------------------------------------------------------
               1-10      [percentage]       [percentage]        [percentage]
            --------------------------------------------------------------------
               11+       [percentage]       [percentage]        [percentage]
            --------------------------------------------------------------------

      c. Where a substandard table rating is applied, the underlying COI rates will be increased by [percentage] per table, and then multiplied by the percentage above.


CNA VUL3 (4/29/99)                                                    11/10/2000
Amendment Effective 1/1/2001

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                SCHEDULE B (EFFECTIVE JANUARY 1, 2001), CONTINUED

      d. Flat Extra reinsurance premiums are the following percentages of such premiums charged the insured:

             ----------------------------------------------------------------
              Permanent flat extra premiums (for more than 5 years duration)
             ----------------------------------------------------------------
             First Year                                        [percentage]
             ----------------------------------------------------------------
             Renewal Years                                     [percentage]
             ----------------------------------------------------------------

             ----------------------------------------------------------------
               Temporary flat extra premiums (for 5 years or less duration)
             ----------------------------------------------------------------
             All Years                                         [percentage]
             ----------------------------------------------------------------

      e. There will be no reinsurance premium charged for the Automatic Increasing Benefit Rider.

2.    AGE BASIS:

      Age Last Birthday


CNA VUL3 (4/29/99)                                                    11/10/2000
Amendment Effective 1/1/2001